INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DAKA International, Inc. on Form S-8 of our report dated August 26, 1994 appearing in the Annual Report on Form 10-K of DAKA International, Inc. for the period ended July 2, 1994.



Deloitte & Touche LLP
Boston, Massachusetts

March 7, 1995